Exhibit 107

Calculation of Filing Fee Tables

Form S-1

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Other (1)	26,000,000 (2)	$0.36 (1)(3)	$9,360,000.00 (1)	$0.0000927	$867.68
Fees Previously Paid	--	--	--	--	--	--		--
Carry Forward Securities
Carry Forward Securities	--	--	--	--	--	--	--	--	--	--	--	--
	Total Offering Amounts					$9,360,000		$867.68
	Total Fees Previously Paid							--
	Total Fee Offsets							$867.68
	Net Fee Due							$0.00

(1)	Calculated in accordance with Rule 457(c) under the Securities Act, based on the average of the $0.380 (high) and $0.328 (low) price of the Registrant’s common stock as reported on the OTCQX Market on July 12, 2022, which date is within five business days prior to filing this Registration Statement.

(2)	Pursuant to Rule 416 under the Securities Act, the shares of common stock registered hereby also include an indeterminate number of additional shares of common stock as may, from time to time, become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”).

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fees Offset Claims	--	--	--	--		--	--	--	--	--
Fees Offset Sources	--	--	--		--						--
Rule 457(p)
Fee Offset Claims	Logiq, Inc.	S-3	333-259851	09/28/2021		$867.68	Equity	Unallocated (Universal) Shelf	(1)	(1)
Fees Offset Sources	Logiq, Inc.	S-3	333-259851		09/28/2021						$4,364.00

(1)	On September 28, 2021, the Registrant filed a Registration Statement on Form S-3 (File No. 333-259851) (the “S-3”), which registered an aggregate principal amount of $40,000,000 of the Registrant’s common stock, warrants to purchase common stock, debt securities, subscription rights and units, consisting of some or all of these securities in any combination, to be offered by the Registrant from time to time pursuant to prospectus supplements to the S-3 to be filed by the Registrant with the SEC at a future date. On March 31, 2022, the Registrant filed a 424b5 Prospectus Supplement to the S-3 with the SEC, pursuant to which it registered 2,926,000 shares of its common stock and an additional 631,579 shares of common stock issuable upon exercise of warrants issued in the offering (the “Initial Offering”), amounting to an aggregate of $947,368.50 in value of the Company’s securities that were sold; the fee amount attributable to such sale of securities was $87.83, as calculated in accordance with Rule 457 of the Securities Act. As a result, after the Initial Offering, which has been completed as of the date hereof, the Registrant had $4,276.17 in unused filing fees paid by the Registrant in connection with its filing of the S-3. Effective upon filing of the Registrant’s Annual Report on Form 10-K with the SEC on April 1, 2022, the Registrant is no longer eligible to offer any additional securities under the S-3. In accordance with Rule 457(p) under the Securities Act, the registrant is using $867.68of the aforementioned unused filing fees paid by the Registrant in connection with its filing of the S-3 to offset the entirety of the filing fee payable in connection with this registration statement, and as a result of such offset, the Registrant will have $3,408.49 remaining in unused filing fees to be applied to future filings of the Registrant.